Exhibit 99.1

As previously announced, U.S. Cellular will hold a teleconference Aug. 5 at 9:30 a.m. CDT. Interested parties may listen to the call live by accessing the Conference Calls page of www.teldta.com or uscellular.com.

Contact:         Jane W. McCahon, Vice President, Corporate Relations

                        (312) 592-5379 jane.mccahon@teldta.com

                        Julie D. Mathews, Manager, Investor Relations

                        (312) 592-5341 julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

U.S. cellular Reports Second QUARTER 2010 RESULTS

Revises 2010 financial guidance

Note: Comparisons are year over year unless otherwise noted.

2Q 2010 Highlights

▪         7,000 retail net additions, reflecting a gain of 29,000 prepaid customers and a loss of 22,000 postpaid customers.

▪         Service revenues were $972.6 million.

▪         33 percent increase in data revenues to $215.3 million, representing 22 percent of total service revenues.

▪         Retail service ARPU (average revenue per unit) was $46.81 compared to $46.82.

▪         Retail postpaid churn remained low at 1.4 percent; postpaid customers comprised 94 percent of retail customers.

▪         Expanded 3G network to cover approximately 98 percent of customers.

▪         5 percent increase in cell sites in service to 7,416.

▪         Repurchased 395,344 common shares for $16.2 million.

CHICAGO – Aug. 5, 2010 – United States Cellular Corporation [NYSE:USM] reported service revenues of $972.6 million for the second quarter of 2010, versus $974.3 million in the comparable period one year ago. Net income attributable to U.S. Cellular shareholders and related diluted earnings per share were $40.8 million and $0.47, respectively, for the second quarter of 2010, compared to $81.8 million and $0.94, respectively, in the comparable period one year ago.

“We faced significant challenges from competition and the economy in the second quarter of 2010,” said U.S. Cellular president and CEO Mary N. Dillon, who joined the company June 1. “Consequently, our performance results were mixed.  We achieved improvements in retail net additions and customer churn, and data revenues grew by 33 percent.  However, total service revenues and operating income were below our expectations.  We continue to feel the impact of lower voice revenues, reflecting industry competition as more customers choose value-priced plans, and investments in the major initiatives currently underway that will enable us to build a strong foundation for future growth.  As part of these initiatives, we recently implemented new programs that enable associates in our retail stores and customer care centers to better meet our customers’ needs by offering more targeted service and product recommendations.

“Going forward, we plan to continue to drive data revenue growth with a strong smartphone portfolio that includes the Android™-powered phones our customers are asking for. We launched the Samsung Acclaim™ in early July, and we plan to offer the much-anticipated HTC Desire™ in August and the Samsung Galaxy S™ later this year. Now that we offer data services to the vast majority of customers across our fast and reliable 3G network, we expect sales of data-optimized devices—which were 24 percent of all devices sold in the quarter—to continue to grow rapidly.  And we’re excited about giving our customers even more innovative programs like Battery Swap and Overage Protection that show we have our customers’ backs.

“I’m honored to be leading a company that is so thoroughly unified around its commitment to ensuring positive experiences for its customers.  Although we face a number of challenges, we have a culture of success—the Dynamic Organization—that will enable us to overcome these challenges by leveraging our strengths.  U.S. Cellular’s customers believe that we offer something better than our competitors, and we intend to prove that they can rely on us for service and communications experiences that are above and beyond what customers have come to expect from a wireless provider.”

Guidance

Guidance for the year ending Dec. 31, 2010 as of Aug. 5, 2010 is provided below, compared to previous guidance provided on May 10, 2010. There can be no assurance that final results will not differ materially from this guidance.

	Current guidance	Previous guidance
Service revenues	$3,925-$4,000 million	$3,975-$4,075 million
Adjusted OIBDA(1)	$800-$850 million	$850-$950 million
Operating income	$200-$250 million	$250- $350 million
Depreciation, amortization and accretion(2)	Approx. $600 million	Unchanged
Capital expenditures	Approx. $600 million	Unchanged

(1)   Adjusted OIBDA is defined as operating income excluding the effects of: depreciation, amortization and accretion (OIBDA); the net gain or loss on asset disposals (if any); and the loss on impairment of assets (if any).  This measure also may be commonly referred to by management as operating cash flow. This measure should not be confused with cash flows from operating activities, which is a component of the consolidated statement of cash flows.

(2)   The 2010 estimated results include estimated losses on disposals of assets, but does not include an estimate for losses on impairment of assets, since these cannot be predicted.

The foregoing guidance represents the views of management as of Aug. 5, 2010 and should not be assumed to be accurate as of any other date. U.S. Cellular undertakes no legal duty to update such information, whether as a result of new information, future events or otherwise.

Conference call information

U.S. Cellular will hold a conference call on Aug. 5, 2010 at 9:30 a.m. CDT.

•   Access the live call on the Conference Calls page of uscellular.com at  http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=67422&eventID=3258722.

•   Access the call by phone at 877/407-8029 (US/Canada) no pass code required.

Before the call, certain financial and statistical information to be discussed during the call will be posted to the Conference Calls page of uscellular.com. The call will be archived on the Conference Calls page of uscellular.com.

About U.S. Cellular

United States Cellular Corporation, the nation's sixth-largest wireless carrier, provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to approximately 6.1 million customers in 26 states. The Chicago-based company employed approximately 8,900 full-time equivalent associates as of June 30, 2010. At the end of the quarter, Telephone and Data Systems, Inc. owned 82 percent of U.S. Cellular.

Visit uscellular.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: The ability of the company to successfully manage and grow its markets; the economy; competition; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded our debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; changes in customer growth rates, average monthly revenue per unit, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by the company; and the ability to obtain or maintain roaming arrangements with other carriers. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by U.S. Cellular to furnish this press release to the SEC, which are incorporated by reference herein.

United States Cellular Corporation Summary Operating Data

Quarter Ended	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
Total population
Consolidated markets (1)	90,468,000	90,468,000	89,712,000	85,118,000	83,726,000
Consolidated operating markets (1)	46,546,000	46,546,000	46,306,000	46,306,000	46,306,000
Market penetration at end of period
Consolidated markets (2)	6.8%	6.8%	6.8%	7.2%	7.4%
Consolidated operating markets (2)	13.2%	13.2%	13.3%	13.2%	13.3%
All customers
Total at end of period	6,144,000	6,147,000	6,141,000	6,131,000	6,155,000
Gross additions	349,000	358,000	399,000	386,000	317,000
Net additions (losses)	(3,000)	6,000	10,000	(24,000)	(88,000)
Retail customers
Total at end of period	5,775,000	5,768,000	5,744,000	5,705,000	5,711,000
Gross additions	307,000	305,000	354,000	351,000	286,000
Net retail additions (losses) (3)	7,000	24,000	39,000	(6,000)	(59,000)
Net postpaid additions (losses)	(22,000)	(9,000)	26,000	8,000	(32,000)
Net prepaid additions (losses)	29,000	33,000	13,000	(14,000)	(27,000)
Service revenues components (000s)
Voice and other retail service	$648,565	$663,759	$677,107	$690,576	$708,847
Data service	215,271	201,280	189,759	174,286	161,955
Total retail service	$863,836	$865,039	$866,866	$864,862	$870,802
Inbound roaming	60,902	51,942	61,728	68,767	62,223
Other	47,838	48,027	56,814	50,289	41,323
Total service revenues (000s) (4)	$972,576	$965,008	$985,408	$983,918	$974,348

Divided by average customers (000s)	6,151	6,137	6,139	6,138	6,199
Divided by three months in each quarter	3	3	3	3	3

Average monthly revenue per unit (5)	$52.71	$52.41	$53.51	$53.43	$52.39

Voice and other retail service (5)	$35.14	$36.05	$36.77	$37.51	$38.11
Data service (5)	$11.67	$10.93	$10.30	$9.46	$8.71
Total retail service (5)	$46.81	$46.98	$47.07	$46.97	$46.82

Inbound roaming (5)	$3.30	$2.82	$3.35	$3.73	$3.35
Other (5)	$2.60	$2.61	$3.09	$2.73	$2.22
Postpaid churn rate (6)	1.4%	1.4%	1.6%	1.7%	1.7%
Capital expenditures (000s)	$133,500	$121,500	$189,000	$128,900	$91,200
Cell sites in service	7,416	7,310	7,279	7,161	7,043

(1)    Used only to calculate market penetration of consolidated markets and consolidated operating markets, respectively, which is calculated by dividing customers by the total market population (without duplication of population in overlapping markets).

(2)    Calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated markets and consolidated operating markets, respectively, as estimated by Claritas.

(3)    Calculated by adding net postpaid additions (losses) and net prepaid additions (losses).

(4)    U.S. Cellular adjusted previously reported service revenues for the three months ended March 31, 2010 and all quarterly periods in 2009.  Previously reported service revenues for the quarterly period ended March 31, 2010 and for the quarterly periods ended December 31, September 30, and June 30, 2009 (as reported in U.S. Cellular’s Form 8-K filed on May 10, 2010 for all such periods), were $965.2 million, $984.9 million, $983.4 million and $974.1 million, respectively.

(5)    Calculated by dividing the components of service revenues by the average customers and number of months in the quarter.

(6)    Calculated by dividing the total postpaid customer disconnects during the quarter by the average postpaid customer base for the quarter.

United States Cellular Corporation Consolidated Statement of Operations Highlights Three Months Ended June 30, (Unaudited, dollars and shares in thousands, except per share amounts)

			Increase (Decrease)
	2010	2009 (1)	Amount	Percent
Operating revenues
Service	$972,576	$974,348	$(1,772)	—
Equipment sales	57,317	67,795	(10,478)	(15%)
Total operating revenues	1,029,893	1,042,143	(12,250)	(1%)
Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	213,542	194,709	18,833	10%
Cost of equipment sold	161,965	156,055	5,910	4%
Selling, general and administrative	445,177	411,153	34,024	8%
Depreciation, amortization and accretion	144,455	138,777	5,678	4%
Loss on asset disposals, net	1,250	2,611	(1,361)	(52%)
Total operating expenses	966,389	903,305	63,084	7%

Operating income	63,504	138,838	(75,334)	(54%)

Investment and other income (expense)
Equity in earnings of unconsolidated entities	25,753	24,794	959	4%
Interest and dividend income	862	751	111	15%
Interest expense	(16,438)	(19,856)	3,418	17%
Other, net	472	(2)	474	>100%
Total investment and other income (expense)	10,649	5,687	4,962	87%

Income before income taxes	74,153	144,525	(70,372)	(49%)
Income tax expense	28,181	56,788	(28,607)	(50%)

Net income	45,972	87,737	(41,765)	(48%)
Less: Net income attributable to noncontrolling interests, net of tax	(5,219)	(5,969)	750	13%
Net income attributable to U.S. Cellular shareholders	$40,753	$81,768	$(41,015)	(50%)

Basic weighted average shares outstanding	86,425	86,992	(567)	(1%)
Basic earnings per share attributable to U.S. Cellular shareholders	$0.47	$0.94	$(0.47)	(50%)

Diluted weighted average shares outstanding	86,787	87,177	(390)	—
Diluted earnings per share attributable to U.S. Cellular shareholders	$0.47	$0.94	$(0.47)	(50%)

(1)     Amounts have been adjusted. See “Revision of Prior Period Amounts” section for additional details.

United States Cellular Corporation Consolidated Statement of Operations Highlights Six Months Ended June 30, (Unaudited, dollars and shares in thousands, except per share amounts)

			Increase (Decrease)
	2010	2009 (1)	Amount	Percent
Operating revenues
Service	$1,937,584	$1,957,802	$(20,218)	(1%)
Equipment sales	116,166	138,685	(22,519)	(16%)
Total operating revenues	2,053,750	2,096,487	(42,737)	(2%)
Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	420,656	394,697	25,959	7%
Cost of equipment sold	323,070	341,756	(18,686)	(5%)
Selling, general and administrative	874,782	819,616	55,166	7%
Depreciation, amortization and accretion	287,688	276,655	11,033	4%
Loss on asset disposals, net	6,426	6,556	(130)	(2%)
Total operating expenses	1,912,622	1,839,280	73,342	4%

Operating income	141,128	257,207	(116,079)	(45%)

Investment and other income (expense)
Equity in earnings of unconsolidated entities	50,447	50,121	326	1%
Interest and dividend income	1,883	1,228	655	53%
Interest expense	(32,962)	(39,283)	6,321	16%
Other, net	407	278	129	46%
Total investment and other income (expense)	19,775	12,344	7,431	60%

Income before income taxes	160,903	269,551	(108,648)	(40%)
Income tax expense	61,843	91,747	(29,904)	(33%)

Net income	99,060	177,804	(78,744)	(44%)
Less: Net income attributable to noncontrolling interests, net of tax	(10,938)	(11,977)	1,039	9%
Net income attributable to U.S. Cellular shareholders	$88,122	$165,827	$(77,705)	(47%)

Basic weighted average shares outstanding	86,500	87,093	(593)	(1%)
Basic earnings per share attributable to U.S. Cellular shareholders	$1.02	$1.90	$(0.88)	(46%)

Diluted weighted average shares outstanding	86,873	87,308	(435)	—
Diluted earnings per share attributable to U.S. Cellular shareholders	$1.01	$1.90	$(0.89)	(47%)

(1)     Amounts have been adjusted. See “Revision of Prior Period Amounts” section for additional details.

United States Cellular Corporation Consolidated Balance Sheet Highlights (Unaudited, dollars in thousands)

ASSETS

	June 30,	December 31,
	2010	2009 (1)
Current assets
Cash and cash equivalents	$232,853	$294,411
Short-term investments	135,798	330
Accounts receivable from customers and other	411,450	425,057
Inventory	120,304	152,556
Prepaid income taxes	—	717
Prepaid expenses	65,219	63,463
Net deferred income tax asset	21,570	21,570
Other current assets	48,662	51,013
	1,035,856	1,009,117

Investments
Licenses	1,445,501	1,435,000
Goodwill	494,737	494,737
Customer lists	1,701	4,083
Investments in unconsolidated entities	163,518	161,481
Notes and interest receivable – long-term	4,143	4,214
Long-term investments	40,987	—
	2,150,587	2,099,515

Property, plant and equipment
In service and under construction	6,096,533	5,884,307
Less: accumulated depreciation	3,525,193	3,282,969
	2,571,340	2,601,338

Other assets and deferred charges	37,865	38,776

Total assets	$5,795,648	$5,748,746

(1)     Amounts have been adjusted. See “Revision of Prior Period Amounts” section for additional details.

United States Cellular Corporation Consolidated Balance Sheet Highlights (Unaudited, dollars in thousands)

LIABILITIES AND SHAREHOLDERS’ EQUITY

	June 30,	December 31,
	2010	2009 (1)
Current liabilities
Current portion of long-term debt	$86	$76
Accounts payable
Affiliated	11,714	14,732
Trade	262,279	296,288
Customer deposits and deferred revenues	144,101	140,248
Accrued taxes	90,802	57,507
Accrued compensation	45,086	62,242
Other current liabilities	80,322	92,884
	634,390	663,977

Deferred liabilities and credits
Net deferred income tax liability	497,797	513,994
Other deferred liabilities and credits	273,467	262,412

Long-term debt	867,880	867,522

Commitments and contingencies

Noncontrolling interests with mandatory redemption features	746	727

Equity
U.S. Cellular shareholders’ equity
Series A Common and Common Shares, par value $1 per share	88,074	88,074
Additional paid-in capital	1,364,129	1,356,322
Treasury shares	(80,107)	(69,616)
Retained earnings	2,090,966	2,013,633
Total U.S. Cellular shareholders' equity	3,463,062	3,388,413

Noncontrolling interests	58,306	51,701

Total equity	3,521,368	3,440,114

Total liabilities and equity	$5,795,648	$5,748,746

(1)     Amounts have been adjusted. See “Revision of Prior Period Amounts” section for additional details.

United States Cellular Corporation

Schedule of Cash and Cash Equivalents and Investments

(Unaudited, dollars in thousands)

In an effort to improve investment returns, during the second quarter of 2010, U.S. Cellular elected to use a portion of its cash balance to directly purchase U.S. treasury securities and securities insured by the Federal Deposit Insurance Corporation (“FDIC”), as opposed to investing in money market funds.  The maturity dates of such direct investments were staggered in order to maintain cash balances and liquidity at targeted levels.  U.S. Cellular also continues to invest in certificates of deposit that are insured by the FDIC.  The following table presents U.S. Cellular’s cash and cash equivalents; and investments in U.S. treasury securities, commercial paper and certificates of deposit at June 30, 2010 and December 31, 2009.

	June 30, 2010	December 31, 2009

Cash and cash equivalents	$232,853	$294,411
Amounts included in short-term investments
U.S. treasuries	110,451	—
Certificates of deposit (1)	104	330
Commercial paper (2)	25,243	—
	$135,798	$330
Amounts included in long-term investments (3)
U.S. treasuries	10,071	—
Commercial paper (2)	30,916	—
	$40,987	$—

(1)     U.S. Cellular’s investments in certificates of deposits are insured by the FDIC.

(2)     U.S. Cellular’s investments in commercial paper are insured by the FDIC under its Temporary Liquidity Guarantee Program.

(3)     U.S. Cellular’s long-term investments have maturity dates between July 2011 and December 2012.

United States Cellular Corporation Consolidated Statement of Cash Flows Six Months Ended June 30, (Unaudited, dollars in thousands)

	2010	2009 (1)
Cash flows from operating activities
Net income	$99,060	$177,804
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	287,688	276,655
Bad debts expense	36,605	39,028
Stock-based compensation expense	9,012	7,974
Deferred income taxes, net	(9,935)	19,084
Equity in earnings of unconsolidated entities	(50,447)	(50,121)
Distributions from unconsolidated entities	48,491	12,997
Loss on asset disposals, net	6,426	6,556
Other operating activities	(464)	1,209
Changes in assets and liabilities from operations
Accounts receivable	(22,995)	(68,923)
Inventory	32,252	(10,391)
Accounts payable - trade	(34,009)	(41,378)
Accounts payable - affiliate	(3,017)	4,137
Customer deposits and deferred revenues	3,854	(5,699)
Accrued taxes	27,744	71,041
Accrued interest	121	450
Other assets and liabilities	(26,680)	(67,300)
	403,706	373,123
Cash flows from investing activities
Additions to property, plant and equipment	(255,004)	(228,902)
Cash paid for acquisitions and licenses	(10,501)	(12,327)
Cash paid for investments	(175,000)	(275)
Other investing activities	889	1,432
	(439,616)	(240,072)
Cash flows from financing activities
Common shares reissued for benefit plans, net of tax payments	144	(405)
Common shares repurchased	(21,423)	(19,332)
Payment of debt issuance costs	—	(4,309)
Distributions to noncontrolling interests	(4,314)	(4,060)
Other financing activities	(55)	(21)
	(25,648)	(28,127)

Net increase (decrease) in cash and cash equivalents	(61,558)	104,924

Cash and cash equivalents
Beginning of period	294,411	170,996
End of period	$232,853	$275,920

(1)     Amounts have been adjusted. See “Revision of Prior Period Amounts” section for additional details.

United States Cellular Corporation Financial Measures and Reconciliations (Unaudited, dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009 (5)	2010	2009 (5)

Service revenues	$972,576	$974,348	$1,937,584	$1,957,802

Operating income	63,504	138,838	141,128	257,207
Add:
Depreciation, amortization and accretion	144,455	138,777	287,688	276,655
Loss on asset disposals	1,250	2,611	6,426	6,556
Adjusted OIBDA (1)(4)	$209,209	$280,226	$435,242	$540,418

Adjusted OIBDA margin (2)	21.5%	28.8%	22.5%	27.6%

	2010	2009	2010	2009

Cash flows from operating activities	$251,454	$187,561	$403,706	$373,123
Deduct:
Capital expenditures	133,490	91,161	255,004	228,902
Free cash flow (3)	$117,964	$96,400	$148,702	$144,221

(1)   Adjusted OIBDA is defined as operating income excluding the effects of: depreciation, amortization, and accretion (OIBDA); the net gain or loss on asset disposals (if any); and the loss on impairment of assets (if any).  This measure also may be commonly referred to by management as operating cash flow.  This measure should not be confused with cash flows from operating activities, which is a component of the consolidated statement of cash flows.

(2)   Adjusted OIBDA margin is defined as adjusted OIBDA divided by service revenues. Equipment revenues are excluded from the denominator of the calculation since equipment is generally sold at a net negative margin, and the equipment subsidy is effectively a cost for purposes of assessing business results.  U.S. Cellular believes that this calculation method is consistent with the method used by certain investors to assess U.S. Cellular’s business results.  Adjusted OIBDA margin may also be commonly referred to by management as operating cash flow margin.

(3)   Free cash flow is defined as cash flows from operating activities minus capital expenditures. Free cash flow is a non-GAAP financial measure.  U.S. Cellular believes that free cash flow as reported by U.S. Cellular is useful to investors and other users of its financial information in evaluating the amount of cash generated by business operations, after consideration of capital expenditures.

(4)   Adjusted OIBDA excludes the net gain or loss on asset disposals and loss on impairment of assets, if any, in order to show operating results on a more comparable basis from period to period.  U.S. Cellular does not intend to imply that any of such amounts that are excluded are non-recurring, infrequent or unusual, and accordingly, they may be incurred in the future.

(5)   Amounts have been adjusted. See “Revision of Prior Period Amounts” section for additional details.

Revision of Prior Period Amounts

In preparing its financial statements for the three months ended March 31, 2010, U.S. Cellular discovered certain errors related to accounting for operating revenues and sales tax liabilities. The quantification of these errors was subsequently refined during the second quarter of 2010. These errors resulted in the overstatement of operating revenues and understatement of sales tax liabilities for the years ended December 31, 2009, 2008, 2007, and the three months ended March 31, 2010. In addition to recording these adjustments, U.S. Cellular recorded other adjustments to prior-period amounts to correct other immaterial items. In accordance with SEC Staff Accounting Bulletin Nos. 99 and 108 (“SAB 99 and SAB 108”), U.S. Cellular evaluated these errors and determined that they were immaterial to each of the reporting periods affected and, therefore, amendment of previously filed reports was not required. However, if the adjustments to correct the cumulative errors had been recorded in the first or second quarter of 2010, U.S. Cellular believes the impact would have been significant to those respective periods and would impact comparisons to prior periods. As permitted by SAB 108, U.S. Cellular revised in the current filing its comparative consolidated financial statements for these immaterial amounts. In addition, on August 5, 2010, U.S. Cellular filed a Current Report on Form 8-K (Items 8.01 and 9.01) with the SEC to revise financial statements and other financial information previously included in its Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the period ended March 31, 2010.

The Consolidated Balance Sheet at December 31, 2009 was revised to reflect the cumulative effect of these errors, which resulted in a decrease to retained earnings of $15.9 million.  Also, in accordance with SAB 108, the Consolidated Statement of Operations and the Consolidated Statement of Cash Flows have been revised as follows:

Consolidated Balance Sheet — December 31, 2009

	As previously
(Dollars in thousands)	reported (1)	Adjustment	Revised

Accounts receivable from customers and other	$421,528	$3,529	$425,057
Total current assets	1,005,588	3,529	1,009,117
Total assets	5,745,217	3,529	5,748,746
Customer deposits and deferred revenues	143,760	(3,512)	140,248
Accrued taxes	34,583	22,924	57,507
Total current liabilities	644,565	19,412	663,977
Retained earnings	2,029,516	(15,883)	2,013,633
Total U.S. Cellular shareholders' equity	3,404,296	(15,883)	3,388,413
Total equity	3,455,997	(15,883)	3,440,114
Total liabilities and equity	5,745,217	3,529	5,748,746

Consolidated Statement of Operations — Three Months Ended June 30, 2009
	As previously
(Dollars in thousands, except per share amounts)	reported (2)	Adjustment	Revised

Service revenues	$974,755	$(407)	$974,348
Total operating revenues	1,042,550	(407)	1,042,143
System operations expenses (excluding Depreciation, amortization and accretion)	194,806	(97)	194,709
Selling, general and administrative expenses	410,070	1,083	411,153
Depreciation, amortization and accretion	138,614	163	138,777
Loss on asset disposals, net	2,086	525	2,611
Total operating expenses	901,631	1,674	903,305
Operating income	140,919	(2,081)	138,838
Interest expense	(19,387)	(469)	(19,856)
Total investment and other income (expense)	6,156	(469)	5,687
Income before income taxes	147,075	(2,550)	144,525
Income tax expense	57,748	(960)	56,788
Net income	89,327	(1,590)	87,737
Net income attributable to U.S. Cellular shareholders	83,358	(1,590)	81,768
Basic earnings per share attributable to U.S. Cellular shareholders	0.96	(0.02)	0.94
Diluted earnings per share attributable to U.S. Cellular shareholders	0.96	(0.02)	0.94

Consolidated Statement of Operations — Six Months Ended June 30, 2009

	As previously
(Dollars in thousands, except per share amounts)	reported (2)	Adjustment	Revised

Service revenues	$1,956,629	$1,173	$1,957,802
Total operating revenues	2,095,314	1,173	2,096,487
System operations expenses (excluding Depreciation, amortization and accretion)	394,809	(112)	394,697
Selling, general and administrative expenses	822,518	(2,902)	819,616
Depreciation, amortization and accretion	276,265	390	276,655
Loss on asset disposals, net	4,277	2,279	6,556
Total operating expenses	1,839,625	(345)	1,839,280
Operating income	255,689	1,518	257,207
Interest expense	(38,409)	(874)	(39,283)
Total investment and other income (expense)	13,218	(874)	12,344
Income before income taxes	268,907	644	269,551
Income tax expense	88,980	2,767	91,747
Net income	179,927	(2,123)	177,804
Net income attributable to U.S. Cellular shareholders	167,950	(2,123)	165,827
Basic earnings per share attributable to U.S. Cellular shareholders	1.93	(0.03)	1.90
Diluted earnings per share attributable to U.S. Cellular shareholders	1.92	(0.02)	1.90

Consolidated Statement of Cash Flows — Six Months Ended June 30, 2009

	As previously
(Dollars in thousands)	reported (2)	Adjustment	Revised

Net income	$179,927	$(2,123)	$177,804
Depreciation, amortization and accretion	276,265	390	276,655
Deferred income taxes, net	19,604	(520)	19,084
Loss on asset disposals, net	4,277	2,279	6,556
Change in accounts receivable	(63,510)	(5,413)	(68,923)
Change in customer deposits and deferred revenues	(5,372)	(327)	(5,699)
Change in accrued taxes	64,851	6,190	71,041
Change in other assets and liabilities	(66,824)	(476)	(67,300)
Cash flows from operating activities	373,123	—	373,123

(1)     In Annual Report on Form 10-K for the year ended December 31, 2009 filed on February 25, 2010.

(2)     In Quarterly Report on Form 10-Q for the period ended June 30, 2009 filed on August 6, 2009.